MASTER SERVICES AGREEMENT

This Agreement, dated May 31, 2016 is between Diamond Hill Capital Management Inc., an Ohio corporation, adviser, administrator and transfer agent (“Administrator”) to Diamond Hill Funds (the “Trust”), an Ohio business trust, and Ultimus Fund Solutions, LLC (“Ultimus”), a limited liability company organized under the laws of the State of Ohio.

Background

The Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), and the Administrator desires that Ultimus perform certain services for each of the series of the Trust listed on Schedule A (each series a “Fund” and collectively, the “Funds”). Ultimus is willing to perform such services on the terms and conditions set forth in this Agreement.

Terms and Conditions

1.	Retention of Ultimus

The Administrator retains Ultimus to act as the service provider on behalf of each Fund for the services set forth in each Addendum selected below (collectively, the “Services”), which are incorporated by reference into this Agreement. Ultimus accepts such employment to perform the selected Services.

☒	Sub-Fund Accounting Addendum

☒	Sub-Fund Administration Addendum

☒	Sub-Transfer Agent and Shareholder Servicing Addendum

2.	Allocation of Charges and Expenses

2.1.	Ultimus shall furnish at its own expense the executive, supervisory, and clerical personnel necessary to perform its obligations under this Agreement. If applicable, Ultimus shall also pay all compensation of any officers of the Trust who are affiliated persons of Ultimus, except when such person is serving as the Trust’s chief compliance officer.

2.2.	The Administrator, on behalf of each Fund, assumes and shall pay or cause to be paid all expenses of the Trust or a Fund not otherwise specifically assumed by the Trust as may be detailed from time to time in agreements between the Trust and Administrator.

3.	Compensation

3.1.	The Administrator, on behalf of each Fund, shall pay for the Services to be provided by Ultimus under this Agreement in accordance with, and in the manner set forth in, the Fee Schedule attached to each addendum (each a “Fee Schedule”), which may be amended from time to time. Each Fee Schedule is incorporated by reference into this Agreement. Notwithstanding the Effective Date, the parties agree that the fees listed in each Fee Schedule will not commence until September 1, 2016 for the ten funds which are in operation as of the date of this Agreement (marked accordingly on Schedule A) and will commence upon the start of operations for the Core Bond and Short Duration Total Return Funds.

3.2.	If this Agreement terminates before the last day of a month, Ultimus’ compensation for that part of the month in which the Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth in the applicable Fee Schedule. The Administrator shall promptly pay Ultimus’ compensation for the preceding month.

3.3.	In the event that the U.S. Securities and Exchange Commission (the “SEC”), Financial Industry Regulatory Authority, Inc. (“FINRA”), or any other regulator or self-regulatory authority adopts regulations and requirements relating to the payment of fees to service providers or which would result in any material increases in costs to provide the Services under this Agreement, the parties agree to negotiate in good faith amendments to this Agreement in order to comply with such requirements and provide for additional compensation for Ultimus as mutually agreed to by the parties.

3.4.	In the event that any fees are disputed, the Administrator shall, on or before the due date, pay all undisputed amounts due hereunder and notify Ultimus in writing of any disputed fees which it is disputing in good faith. Payment for such disputed fees shall be due on or before the tenth (10th) business day after the day on which Ultimus provides to the Administrator documentation which both reasonably supports the disputed charges and is agreeable to Ultimus and the Administrator.

4.	Reimbursement of Expenses

In addition to paying Ultimus the fees described in each Fee Schedule, the Administrator, on behalf of each Fund, agrees to reimburse Ultimus for its actual out-of-pocket expenses in providing services hereunder, if applicable, including without limitation the following:

4.1.	Reasonable travel and lodging expenses incurred by officers and employees of Ultimus in connection with attendance at meetings of the Trust’s Board of Trustees (the “Board”) or any Committee thereof and shareholders’ meetings;

4.2.	All freight and other delivery charges incurred by Ultimus in delivering materials on behalf of the Administrator;

4.3.	All direct telephone, telephone transmission and telecopy or other electronic transmission expenses incurred by Ultimus in communication with shareholders;

4.4.	The direct cost of electronic or other methods of storing records and materials;

4.5.	All fees and expenses approved by the Administrator incurred in connection with any direct licensing of software, subscriptions to databases, custom programming or systems modifications specific to the Trust required to provide any special reports or services requested by the Administrator;

4.6.	Any expenses Ultimus shall incur at the direction of an officer of the Trust thereunto duly authorized other than an employee or other affiliated person of Ultimus who may otherwise be named as an authorized representative of the Trust for certain purposes;

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4.7.	Any additional expenses reasonably incurred by Ultimus in the performance of its duties and obligations under this Agreement as agreed upon with the Administrator.

5.	Maintenance of Books and Records; Record Retention

5.1.	Ultimus shall maintain and keep current the accounts, books, records and other documents relating to the Services as may be required by applicable law, rules, and regulations, including Federal Securities Laws as defined under Rule 38a-1 under the 1940 Act.

5.2.	Ownership of Records

A.	Ultimus agrees that all such books, records, and other data (except computer programs and procedures) developed to perform the Services (collectively, “Client Records”) shall be the property of the Administrator or the Trust.

B.	Ultimus agrees to provide the Client Records of the Administrator or the Trust upon reasonable request, and to make such books and records available for inspection by the Administrator, the Trust, or their regulators at reasonable times.

C.	Ultimus agrees to furnish to the Administrator or the Trust, at a maximum expense of $10,000 to the Administrator or the Trust, all Client Records in electronic or other medium in which such material is then maintained by Ultimus as soon as practicable after any termination of this Agreement. Unless otherwise required by applicable law, rules, or regulations, Ultimus shall promptly turn over to the Administrator or the Trust or, upon the written request of the Administrator or the Trust, destroy the Client Records maintained by Ultimus pursuant to this Agreement. If Ultimus is required by applicable law, rule, or regulation to maintain any Client Records, it will provide the Administrator or the Trust with copies as soon as reasonably practical after the termination.

5.3.	Ultimus agrees to keep confidential all Client Records, except when requested to divulge such information by duly constituted authorities or court process.

5.4.	If Ultimus is requested or required to divulge such information by duly constituted authorities or court process, Ultimus shall, unless prohibited by law, promptly notify the Administrator or the Trust of such request(s) so that the Administrator or Fund may seek an appropriate protective order.

6.	Subcontracting

With the prior approval of the Administrator, Ultimus may, at its expense, subcontract with any entity or person concerning the provision of the Services; provided, however, that Ultimus shall not be relieved of any of its obligations under this Agreement by the appointment of such subcontractor and shall be responsible, to the extent provided in Section 10, for all acts of a subcontractor.

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7.	Effective Date

7.1.	With respect to the 10 Funds in existence on the date of this Agreement as delineated on Schedule A, this his Agreement shall become effective as of the date each Fund goes live with Ultimus; if a Fund is not in existence on the date of this Agreement, this Agreement becomes effective on the date such Fund commences operation (the “Agreement Effective Date”).

7.2.	Each Addendum shall become effective as of the date first written in the Addendum with respect to each Fund in existence on such date (or, if a particular Fund is not in existence on that date, on the date such Fund commences operation) (collectively with the Agreement Effective Date, the “Addendum Effective Date”).

8.	Term

8.1.	Initial Term. This Agreement shall continue in effect, unless earlier terminated by either party as provided under this Section 8, for a period of three years from the date the last Fund listed on Schedule A goes live with Ultimus. (the “Initial Term”).

8.2.	Renewal Terms. Immediately following the Initial Term this Agreement shall automatically renew for successive one-year periods (a “Renewal Term”).

8.3.	Termination. A party may terminate this Agreement under the following circumstances.

A.	Termination for Good Cause. During the Initial Term or a Renewal Term, a party (the “Terminating Party”) may only terminate the Agreement against the other party (the “Non-Terminating Party”) for good cause. For purposes of this Agreement, “good cause” shall mean:

(1)	a material breach of this Agreement by the Non-Terminating Party that has not been cured or remedied within 30 days after the Non-Terminating Party receives written notice of such breach from the Terminating Party;

(2)	the Non-Terminating Party takes a position regarding compliance with Federal Securities Laws that the Terminating Party reasonably disagrees with, the Terminating Party provides 30 days’ prior written notice of such disagreement, and the parties fail to come to agreement on the position;

(3)	a final and unappealable judicial, regulatory, or administrative ruling or order in which the Non-Terminating Party has been found guilty of criminal or unethical behavior in the conduct of its business;

(4)	the authorization or commencement of, or involvement by way of pleading, answer, consent, or acquiescence in, a voluntary or involuntary case under the Bankruptcy Code of the United States Code, as then in effect.

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Should the termination of the Agreement be the result of a material breach by Ultimus, Ultimus will cooperate with and reasonably assist the Administrator in transitioning all Services to a new service provider without charging any fees for such transition assistance.

B.	Out-of-Scope Termination. If the Administrator or the Trust demands services that are beyond the scope of this Agreement and any incorporated Addendum, and the parties cannot agree on appropriate terms relating to such out-of-scope services, Ultimus may terminate this Agreement upon 60 days’ prior written notice.

C.	End-of-Term Termination. A party can terminate this Agreement at the end of the Initial Term or a Renewal Term by providing written notice of termination to the other party at least 90 days prior to the end of the Initial Term or then-current Renewal Term.

D.	Early Termination. Any termination by the Administrator or Fund other than termination under Section 8.3.A-C or H is deemed an “Early Termination”. The Administrator that provides a notice of early termination is subject to an “Early Termination Fee” equal to the pro-rated fee amount due to Ultimus through the end of the then-current term as calculated in the applicable Fee Schedule.

E.	Final Payment. Any unpaid compensation, reimbursement of expenses, or Early Termination Fee is due to Ultimus within 15 calendar days of the termination date provided in the notice of termination.

F.	Transition. Upon termination of this Agreement, Ultimus will cooperate with any reasonable request of the Administrator or the Trust to effect a prompt transition to a new service provider selected by the Administrator or the Trust. Ultimus shall be entitled to collect from the Administrator, in addition to the compensation described in each applicable Fee Schedule, (1) the amount of all of Ultimus’ cash disbursements reasonably made for services in connection with Ultimus’ activities in effecting such termination, including without limitation, the delivery to the Trust or its designees of the Trust’s property, records, instruments, and documents, and (2) a reasonable de-conversion fee as mutually agreed to by the parties, not to exceed $25,000.

G.	Liquidation. Upon termination of this Agreement due to the liquidation of the Trust or a Fund, Ultimus shall be entitled to collect from the Administrator, in addition to the compensation described in each applicable Fee Schedule, (1) the amount of all of Ultimus’ cash disbursements reasonably made for services in connection with Ultimus’ activities in effecting such termination, including without limitation, the delivery to the Trust or its designees the Trust’s property, records, instruments, and documents, and (2) a reasonable liquidation fee as mutually agreed to by the parties, not to exceed $25,000.

H.

Partial Termination of Service. In the event that Ultimus discontinues, merges, or sells to a third party a material portion (i.e., a key operational business line material to this Agreement, such as Fund Accounting or Transfer Agency operations) of its fund services business that provides services to the Administrator and the Trust under this Agreement, and therefore Ultimus no longer provides such service, the Administrator may, within

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120 days of receiving written notice of the close of the event, immediately terminate this entire Agreement without penalty. Upon notice of such termination, Ultimus will cooperate with and reasonably assist the Administrator in transitioning all Services to a new service provider without charging any fees for such transition assistance.

Upon termination for any reason, Ultimus shall transfer to Administrator any toll-free telephone number that Ultimus obtained on behalf of the Administrator for shareholder calls.

8.4.	No Waiver. Failure by either party to terminate this Agreement for a particular cause shall not constitute a waiver of its right to subsequently terminate this Agreement for the same or any other cause.

9.	Additional Funds or Classes of Shares

In the event that the Trust establishes one or more series or classes of shares after the Agreement Effective Date, each such series or class of shares shall become a Fund or class of shares of a Fund (if applicable), under this Agreement and shall be added to Schedule A.

10.	Standard of Care; Limits of Liability; Indemnification

10.1.	Standard of Care. Each party’s duties are limited to those expressly set forth in this Agreement and the parties do not assume any implied duties. Each party shall use its best efforts in the performance of its duties and act in good faith in performing the Services or its obligations under this Agreement. Each party shall be liable for any damages, losses or costs arising directly or indirectly out of such party’s failure to perform its duties under this Agreement to the extent such damages, losses, or costs arise directly or indirectly out of its willful misfeasance, bad faith, or gross negligence in the performance of its duties, or reckless disregard of its obligations and duties hereunder.

10.2.	Limits of Liability

A.	Ultimus shall not be liable for any Losses (as defined in Section 10.3 below) arising from the following:

(1)	performing Services or duties pursuant to any instruction, notice, or other instrument that Ultimus reasonably believes to be genuine and to have been signed or presented by a duly authorized representative of the Administrator or the Trust (other than an employee or other affiliated persons of Ultimus who may otherwise be named as an authorized representative of the Trust for certain purposes);

(2)	operating under its own initiative, in good faith and in accordance with the standard of care set forth herein, in performing its duties or the Services;

(3)	using valuation information provided by the Trust’s approved third party pricing service(s) or the investment adviser(s) to the Funds for the purpose of valuing a Fund’s portfolio holdings;

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(4)	any default, damages, costs, loss of data or documents, errors, delay, or other loss whatsoever caused by events beyond Ultimus’ reasonable control; and

(5)	any error, action, or omission by the Administrator or other past or current service provider.

B.	Ultimus may apply to the Administrator at any time for instructions and may consult with counsel for the Trust, counsel for the Trust’s independent Trustees, and with accountants and other experts with respect to any matter arising in connection with Ultimus’ duties or the Services. Ultimus shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction or with the reasonable opinion of such counsel and accountants to render such opinion

C.	A copy of the Trust’s Declaration of Trust is on file with the Secretary of the State of Ohio, and notice is hereby given that this instrument is executed on behalf of the Trust and not the Trustees individually and that the obligations of this instrument are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property of the Trust (or if the matter relates only to a particular Fund, that Fund), and Ultimus shall look only to the assets of the Trust (or the particular Fund), for the satisfaction of such obligations.

D.	Ultimus shall not be held to have notice of any change of authority of any officer, agent, representative or employee of the Trust, the Trust’s investment adviser or any of the Trust’s other service providers until receipt of written notice thereof from the Administrator. As used in this Agreement, the term “investment adviser” includes all sub-advisers or persons performing similar services.

E.	The Board has and retains primary responsibility for oversight of all compliance matters relating to the Funds including but not limited to compliance with the 1940 Act, the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), the USA PATRIOT Act of 2001, the Sarbanes Oxley Act of 2002 and the policies and limitations of each Fund relating to the portfolio investments as set forth in the prospectus and statement of additional information. Ultimus’ monitoring and other functions hereunder shall not relieve the Board of its primary day-to-day responsibility for overseeing such compliance.

F.	If Ultimus’ failure to meet the standard of care in this Section 10 causes an NAV Difference, (as defined in Section 10.2(F)(3) below) then Ultimus’ liability with respect to such NAV Differences shall be as follows:

(1)	During each NAV Error Period (as defined below) resulting from a NAV Difference that is at least $0.01 but that is less than 0.50%, Ultimus shall reimburse each applicable Fund for any net losses to the Fund; and

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(2)	During each NAV Error Period resulting from a NAV Difference that is at least 0.50%, Ultimus shall reimburse each applicable Fund on its own behalf and on behalf of each shareholder of such Fund for any losses experienced by the Fund or any Fund shareholder, as applicable, such as overpayment of redemption proceeds or under purchase of shares; provided, that Ultimus’ reimbursement responsibility shall not exceed the lesser of (i) the net loss that the Fund incurs or (ii) the costs to the Fund of reprocessing the shareholder transactions during the NAV Error Period; provided, further, however, that Ultimus shall not be responsible for reimbursing reprocessing costs with respect to any shareholder that experiences an aggregate loss during any NAV Error Period of less than $25.

(3)	For purposes of this section, NAV Difference means the difference between the NAV at which a shareholder purchase or redemption should have been effected (“Recalculated NAV”) and the NAV at which the purchase or redemption was effected divided by Recalculated NAV; (B) NAV Error Period means any Fund business day or series of two or more consecutive Fund business days during which an NAV Difference of $0.01 or more exists; (C) NAV Differences and any Ultimus liability therefrom are to be calculated each time a Fund’s (or Class’) NAV is calculated; (D) in calculating any amount for which Ultimus would otherwise be liable under this Agreement for a particular NAV error, Fund (or Class) losses and gains shall be netted; and (E) in calculating any amount for which Ultimus would otherwise be liable under this Agreement for a particular NAV error that continues for a period covering more than one NAV determination, Fund (or Class) losses and gains for the period shall be netted

G.	To the maximum extent permitted by law, the Administrator agrees to limit Ultimus’ liability for the Trust’s Losses to an amount that shall not exceed the total compensation received by Ultimus under this Agreement during the most recent rolling 12-month period or, if the Agreement is in effect for less than a year at the time of liability, then the most recent one-month period annualized. This limitation shall apply regardless of the cause of action or legal theory asserted. This limitation shall not apply to Section 10.2F of this Agreement.

H.	In no event shall Ultimus be liable for trading losses, lost revenues, special, incidental, punitive, indirect, consequential or exemplary damages or lost profits, whether or not such damages were foreseeable or Ultimus was advised of the possibility thereof. The parties acknowledge that the other parts of this agreement are premised upon the limitation stated in this section.

10.3.	Indemnification

A.

Each party (the “Indemnifying Party”) agrees to indemnify, defend, and protect the other party, including its trustees or directors, officers, employees, and other agents (collectively, the “Indemnitees”), and shall hold the Indemnitees harmless from and against any actions, suits, claims, losses, damages, liabilities, and reasonable costs, charges, expenses (including attorney fees and investigation expenses) (collectively, “Losses”)

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arising directly or indirectly out of (1) the Indemnifying Party’s failure to exercise the standard of care set forth above unless such Losses were caused in part by the Indemnitees own willful misfeasance, bad faith or gross negligence; (2) any violation of Applicable Law (defined below) by the Indemnifying Party or its affiliated persons or agents relating to this Agreement and the activities thereunder; and (3) any material breach by the Indemnifying Party or its affiliated persons or agents of this Agreement.

B.	Notwithstanding the foregoing provisions, the Administrator shall indemnify Ultimus for Ultimus’ Losses arising from circumstances under Section 10.2.A.

C.	Upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim or to defend against said claim in its own name or in the name of the other party. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party’s prior written consent.

10.4.	The provisions of this Section 10 shall survive termination of this Agreement.

11.	Force Majeure.

Neither party will be liable for Losses, loss of data, delay of Services, or any other issues caused by events beyond its reasonable control, including, without limitation, delays by third party vendors and/or communications carriers, acts of civil or military authority, national emergencies, labor difficulties, fire, flood, catastrophe, acts of God, insurrection, war, riots, or (unless such failures are within Ultimus’ reasonable control) failure of the mails, transportation, communication, or power supply.

12.	Representations and Warranties

12.1.	Joint Representations. Each party represents and warrants, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

(A)	It is a corporation, partnership, trust, or other entity duly organized and validly existing in good standing under the laws of the jurisdiction in which it is organized.

(B)	For the duties and responsibilities under this Agreement, it is currently and will continue to abide by all applicable federal and state laws, including without limitation federal and state securities laws; regulations, rules, and interpretations of the SEC and its authorized regulatory agencies and organizations, including FINRA; and all other self-regulatory organizations governing the transactions contemplated under this Agreement (collectively, “Applicable Law”).

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(C)	To the extent required by Applicable Law it is duly registered with all appropriate regulatory agencies or self-regulatory organizations and such registration will remain in full force and effect for the duration of this Agreement.

(D)	It has duly authorized the execution and delivery of this Agreement and the performance of the transactions, duties, and responsibilities contemplated by the Agreement.

(E)	This Agreement constitutes a legal obligation of the party, subject to bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting the rights and remedies of creditors and secured parties.

(F)	Whenever, in the course of performing its duties under this Agreement, it determines that a violation of Applicable Law has occurred, or that, to its knowledge, a possible violation of Applicable Law may have occurred, or with the passage of time could occur, it shall promptly notify the other party of such violation.

12.2.	Representations of the Administrator. The Administrator represents and warrants, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

(A)	(1) as of the close of business on the Agreement Effective Date, each Fund that is then in existence has authorized unlimited shares, and (2) no shares of the Trust will be offered to the public until the Trust’s registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and the 1940 Act has been declared or becomes effective.

(B)	It shall cause the investment adviser(s), custodian, legal counsel, independent accountants, and other service providers and agents, past or present, for the Trust to cooperate with Ultimus and to provide it with such information, documents, and advice relating to the Trust and each Fund as appropriate or requested by Ultimus, in order to enable Ultimus to perform its duties and obligations under this Agreement.

(C)	To the knowledge of the Administrator and the Trust, the Trust’s Agreement and Declaration of Trust (the “Declaration of Trust”), Bylaws, registration statement, and the Funds’ prospectus are true and accurate and will remain true and accurate at all times during the term of this Agreement in conformance with applicable federal and state securities laws.

(D)	Each of the employees of Ultimus that may serve or has served at any time as an officer of the Trust, including the CCO, President, Treasurer, Secretary and the AML Compliance Officer, shall be covered by the Trust’s Directors & Officers/Errors & Omissions insurance policy (the “Policy”) and shall be subject to the provisions of the Trust’s Declaration of Trust and Bylaws regarding indemnification of its officers. The Administrator shall provide Ultimus with proof of current coverage, including a copy of the Policy, and shall notify Ultimus immediately should the Policy be cancelled or terminated.

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(E)	Any officer (authorized in Section 14.1(C)) of the Trust shall be considered an individual who is authorized to provide Ultimus with instructions and requests on behalf of the Trust (an “Authorized Person”) (unless such authority is limited in a writing from the Trust and received by Ultimus) and has the authority to appoint additional Authorized Persons, to limit or revoke the authority of any previously designated Authorized Person, and to certify to Ultimus the names of the Authorized Persons from time to time.

13.	Insurance

13.1.	Maintenance of Insurance Coverage. Each party agrees to maintain throughout the term of this Agreement professional liability insurance coverage of the type and amount reasonably customary in its industry. Upon request, a party shall furnish the other party with pertinent information concerning the professional liability insurance coverage that it maintains. Such information shall include the identity of the insurance carrier(s), coverage levels, and deductible amounts.

13.2.	Notice of Claims. As it relates to the Services provided under this Agreement, each party shall notify the other party of any material claims against the notifying party under such insurance, whether or not the party is covered by insurance, and, if requested by the non-notifying party, the notifying party shall aggregate and disclose all outstanding claims against the notifying party.

13.3.	Notice of Termination. A party shall promptly notify the other party should any of the notifying party’s insurance coverage be canceled or reduced. Such notification shall include the date of change and the reasons therefore.

14.	Information Provided By The Administrator

14.1.	Prior to the Agreement Effective Date. Prior to the Agreement Effective Date, the Administrator will furnish to Ultimus the following:

(A)	copies of the Declaration of Trust and of any amendments thereto, certified by the proper official of the state in which such document has been filed;

(B)	the Trust’s Bylaws and any amendments thereto;

(C)	a list of all the officers of the Trust, together with specimen signatures of those officers who are authorized to instruct Ultimus in all matters;

(D)	the Trust’s registration statement on Form N-1A and all amendments thereto filed with the SEC pursuant to the Securities Act and the 1940 Act;

(E)	an accurate current list of shareholders of each existing Fund, if applicable, showing each shareholder’s address of record, number of shares owned and whether such shares are represented by outstanding share certificates;

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(F)	copies of the current plan of distribution adopted by the Trust under Rule 12b-1 under the 1940 Act for each Fund, if applicable;

(G)	copies of the current investment advisory agreement and current investment sub-advisory agreement, if applicable, for each Fund;

(H)	copies of the current underwriting agreement for the Trust;

(I)	contact information for the Trust’s service providers, including but not limited to, the Funds’ administrator, custodian, transfer agent, independent accountants, legal counsel, underwriter and chief compliance officer; and

(J)	a copy of procedures adopted by the Trust in accordance with Rule 38a-1 under the 1940 Act.

14.2.	After the Agreement Effective Date. After the Agreement Effective Date, the Administrator will furnish to Ultimus any amendments to the items listed in Section 14.1.

15.	Compliance with Law

The Administrator assumes full responsibility for the preparation, contents, and distribution of each prospectus of a Fund and further agrees to comply with all applicable requirements of the Federal Securities Laws and any other laws, rules and regulations of governmental authorities having jurisdiction over the Trust or a Fund, including, but not limited to, the Internal Revenue Code, the USA PATRIOT Act of 2001, and the Sarbanes-Oxley Act of 2002, each as amended.

16.	Privacy and Confidentiality

16.1.	Definition of Confidential Information. The term “Confidential Information” shall mean all information that either party discloses (a “Disclosing Party”) to the other party (a “Receiving Party”), whether in writing, electronically, or orally and in any form (tangible or intangible), that is confidential, proprietary, or relates to clients or shareholders (each either existing or potential). Confidential Information includes, but is not limited to:

(A)	any information concerning technology, such as systems, source code, databases, hardware, software, programs, applications, engaging protocols, routines, models, displays, and manuals;

(B)	any unpublished information concerning research activities and plans, customers, clients, shareholders, strategies and plans, costs, operational techniques;

(C)	any unpublished financial information, including information concerning revenues, profits and profit margins, and costs or expenses; and

(D)	Customer Information (as defined below).

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Confidential Information is deemed confidential and proprietary to the Disclosing Party regardless of whether such information was disclosed intentionally or unintentionally, or marked appropriately.

16.2.	Definition of Customer Information. Any Customer Information will remain the sole and exclusive property of the Trust. “Customer Information” shall mean all non-public, personally identifiable information as defined by Gramm-Leach-Bliley Act of 1999, as amended, and its implementing regulations (e.g., SEC Regulation S-P and Federal Reserve Board Regulation P) (collectively, the “GLB Act”).

16.3.	Treatment of Confidential Information

(A)	Each party agrees that at all times during and after the terms of this Agreement, it shall use, handle, collect, maintain, and safeguard Confidential Information in accordance with (1) the confidentiality and non-disclosure requirements of this Agreement; (2) the GLB Act, as applicable and as it may be amended; and (3) such other Applicable Law, whether in effect now or in the future.

(B)	Each party agrees that:

(1)	The Receiving Party will hold all Confidential Information it obtains in strictest confidence and will use and permit use of Confidential Information solely for the purposes of this Agreement;

(2)	Without limiting the foregoing, the Receiving Party shall apply at least the same degree of reasonable care used for its own confidential and proprietary information to avoid disclosure or inappropriate use of Confidential Information under this Agreement;

(3)	The Receiving Party may disclose or provide access only to its responsible employees or agents who have a need to know and are under adequate confidentiality agreements or arrangements, and the Receiving Party or its employees may make copies of Confidential Information only to the extent reasonably necessary to carry out the obligations under this Agreement; and

(4)	The Receiving Party will immediately notify the Disclosing Party of any unauthorized disclosure or use, and will cooperate with the Disclosing Party to protect all proprietary rights in any Confidential Information.

16.4.	Severability. This provision and the obligations under this Section 16 shall survive termination of the Agreement.

17.	Non-Exclusivity

The services of Ultimus rendered to the Trust are not deemed to be exclusive. Except to the extent necessary to perform Ultimus’ obligations under this Agreement, nothing herein shall be deemed to limit or restrict Ultimus’ right, or the right of any of Ultimus’ managers, officers or employees who also may be a trustee, officer or

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employee of the Trust, or persons who are otherwise affiliated persons of the Trust to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other person.

18.	Arbitration

In the event of a dispute between or among the parties relating to or arising out of this Agreement or the relationship of the parties, the parties will submit the matter to arbitration in accordance with the rules and regulations of the Code of Arbitration Procedure adopted by FINRA. The parties further agree that any contract, agreement or understanding between a party and its designees shall contain a provision binding the designee to the terms of this Arbitration Provision.

18.1.	Arbitration will be held in accordance with the rules and regulations of the Code of Arbitration Procedure adopted by FINRA, except (a) in the event that FINRA is unwilling to accept jurisdiction of the matter, such arbitration will be held in accordance with the rules and regulations of the American Arbitration Association under the Commercial Arbitration Procedures then in effect, and (b) in the event that a non-party to this Agreement brings an arbitration relating to or arising out of this Agreement, then the entire dispute shall be arbitrated in whichever arbitration forum such arbitration is brought, and the parties and their designees agree to submit to the jurisdiction of such arbitration forum. In the event that (x) a non-party initiates a judicial proceeding relating to, or arising out of, this Agreement, and (y) such claim cannot be compelled to arbitration, and (z) a party or its designee asserts a claim against another party or its designee in connection with such proceeding, then the entire dispute shall be litigated in that court, and the parties and their designees agree to submit to the jurisdiction of the court in that judicial proceeding.

18.2.	If the arbitration is brought by a party, the number of arbitrators will be three (3), and they will be selected in accordance with the rules and regulations of the Code of Arbitration Procedure adopted by FINRA, or American Arbitration Association under the Commercial Arbitration Procedures then in effect, as appropriate. To the extent possible, the arbitrators shall be attorneys specializing in securities law. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. Sections 1-16, to the exclusion of state laws inconsistent therewith, and judgment upon the award may be entered in any court having jurisdiction.

18.3.	The parties and their respective designees will each bear their own expenses, including legal and expert fees, if any, with respect to the arbitration. The arbitrator will designate the party and/or designee to bear the costs of the arbitration forum and arbitrator’s fees or the respective amounts of such costs to be borne by each party and/or their designees. Any costs or fees, including attorneys fees, involved in enforcing the award shall be fully assessed against and paid by the party and/or designee resisting or preventing enforcement of the award.

18.4.	Nothing in this Section 18 will prevent the parties from resorting to judicial proceedings or otherwise for injunctive relief to prevent or limit irreparable harm or injury to such a party.

Ultimus Master Services Agreement	Page 14 of 16

May 31, 2016

19.	Notices

Any notice provided under this Agreement shall be sufficiently given when either delivered personally by hand or received by facsimile, electronic mail, or certified mail at the following address.

19.1.	If to the Administrator:

Diamond Hill Capital Management, Inc.

Attn: Managing Director - Administration

325 John H. McConnell Blvd., Suite 200

Columbus, Ohio 43215

Facsimile: (614)255-3363

E-mail: gyoung@diamond-hill.com

19.2.	If to Ultimus:

Ultimus Fund Solutions, LLC

Attn: Director of Fund Administration

225 Pictoria Drive, Suite 450

Cincinnati, Ohio 45246

Facsimile: (513) 587-3437

E-mail: FundAdmin@ultimusfundsolutions.com

20.	General Provisions

20.1.	Incorporation by Reference. This Agreement and its addendums, schedules, exhibits, and other documents incorporated by reference express the entire understanding of the parties and supersede any other agreement between them relating to the Services.

20.2.	Conflicts. In the event of any conflict between this Agreement and any Appendices or Addendum thereto, this Agreement shall control.

20.3.	Amendments. The parties may only amend or waive all or part of this Agreement by written amendment or waiver signed by both parties.

20.4.	Assignments

(A)	Except as provided in this Section 20.4, this Agreement and the rights and duties hereunder shall not be assignable by either of the parties except by the specific written consent of the non-assigning party.

(B)	The terms and provisions of this Agreement shall become automatically applicable to any investment company that is the successor to the Trust because of reorganization, recapitalization, or change of domicile.

(C)	Unless the Agreement is terminated in accordance with Section 8. H. of this Agreement, Ultimus may, to the extent permitted by law and in its sole discretion, assign all its rights and interests in this Agreement to an affiliate, parent, subsidiary or to the purchaser of substantially all of its business, provided that Ultimus provides to the Administrator at least 90 days’ prior written notice.

Ultimus Master Services Agreement	Page 15 of 16

May 31, 2016

(D)	This Agreement shall be binding upon, and shall inure to the benefit of, the parties and their respective successors and permitted assigns.

20.5.	Governing Law. This Agreement shall be construed in accordance with the laws of the State of Ohio and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the State of Ohio, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

20.6.	Headings. Section and paragraph headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

20.7.	Multiple Counterparts. This Agreement may be executed in two or more counterparts, each of which when executed shall be deemed to be an original, but such counterparts shall together constitute but the same instrument.

20.8.	Severability. If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected by such determination, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provisions held to be illegal or invalid.

The parties duly executed this Agreement as of May 31, 2016.

Diamond Hill Capital Management, Inc. On behalf of all Funds listed on Schedule A		Ultimus Fund Solutions, LLC

By:	/s/ Thomas E. Line	By:	/s/ Gary R. Tenkman
Name:	Thomas E. Line	Name:	Gary R. Tenkman
Title:	Chief Financial Officer	Title:	Managing Director, Chief Operating Officer

Ultimus Master Services Agreement	Page 16 of 16

May 31, 2016

SCHEDULE A

To the

Master Services Agreement

between

Diamond Hill Capital Management Inc.

and

Ultimus Fund Solutions, LLC

Dated May 31, 2016

Fund Portfolio(s) (12/31 fiscal year end)

Small Cap Fund

Small-Mid Cap Fund

Mid Cap Fund

Large Cap Fund

Select Fund

Long-Short Fund

Financial Long-Short Fund

Research Opportunities Fund

Corporate Credit Fund

High Yield Fund

Core Bond Fund

Short Duration Total Return Fund

The Trust may add up to four additional Funds (up to three share classes each) and one additional share class in each Fund, without incurring any start-up expenses or fees.

The Small Cap, Small-Mid Cap, Mid Cap, Large Cap, Select, Long-Short, Financial Long-Short, Research Opportunities, Corporate Credit and High Yield Funds are the 10 funds in existence and operational as of the date of this MSA.

The Core Bond and Short Duration Total Return Funds are projected to commence operations on or about July 1, 2016.

Sub-Fund Accounting Addendum

For Diamond Hill Capital Management, Inc.

This Sub-Fund Accounting Addendum, dated May 31, 2016, is between Diamond Hill Capital Management, Inc. (the “Administrator”), on behalf of the Funds listed on Schedule A to the Master Services Agreement, dated May 31, 2016, and Ultimus Fund Solutions, LLC (“Ultimus”).

Sub-Fund Accounting Services

1.	Performance of Daily Accounting Services

Ultimus shall perform the following accounting services daily for each Fund, each in accordance with the Funds’ prospectus and statement of additional information:

1.1.	calculate the net asset value per share utilizing prices obtained from the sources described in subsection 1.2 below;

1.2.	obtain security prices from independent pricing services, or if such quotes are unavailable, then obtain such prices from each Fund’s investment adviser or its designee, as approved by the Trust’s Board of Trustees (hereafter referred to as “Board”);

1.3.	verify and reconcile with the Funds’ custodian cash and all daily activity;

1.4.	compute, as appropriate, each Fund’s net income and realized capital gains, dividend payables, dividend factors, and weighted average portfolio maturity;

1.5.	review daily the net asset value calculation and dividend factor (if any) for each Fund prior to release to shareholders, check and confirm the net asset values and dividend factors for reasonableness and deviations, and distribute net asset values and/or yields to NASDAQ and such other entities as directed by the Fund;

1.6.	determine unrealized appreciation and depreciation on securities held by the Funds;

1.7.	accrue income of each Fund;

1.8.	amortize premiums and accrete discounts on securities purchased at a price other than face value, if requested by the Administrator;

1.9.	update fund accounting system to reflect rate changes, as received/obtained by Ultimus, on variable interest rate instruments;

1.10.	calculate Fund expenses based on instructions from the Administrator;

1.11.	accrue expenses of each Fund;

1.12.	determine the outstanding receivables and payables for all (1) security trades, (2) Fund share transactions and (3) income and expense accounts;

1.13.	provide accounting reports in connection with the Trust’s regular annual audit and other audits and examinations by regulatory agencies;

1.14.	provide such periodic reports as agreed to by the parties and web-based access to fund accounting reporting systems;

1.15.	prepare and maintain the following records upon receipt of information in proper form from the Fund or its authorized agents: (1) cash receipts journal; (2) cash disbursements journal; (3) dividend record; (4) purchase and sales-portfolio securities journals; (5) subscription and redemption journals; (6) security ledgers; (7) broker ledger; (8) general ledger; (9) daily expense accruals; (10) daily income accruals, (11) securities and monies borrowed or loaned and collateral therefore; (12) foreign currency journals; and (13) trial balances;

1.16.	provide information typically supplied in the investment company industry to companies that track or report price, performance or other information with respect to investment companies; and

1.17.	cooperate with, and take all reasonable actions in the performance of its duties under this Agreement, to ensure that all necessary information is made available to, the Trust’s independent public accountants in connection with any audit or the preparation of any report requested by the Administrator.

2.	Additional Accounting Services

Ultimus shall also perform the following additional accounting services for each Fund.

2.1.	Financial Statements. Ultimus will provide monthly in Microsoft® Excel format (or as frequently as may reasonably be requested by the Administrator or a Fund’s investment adviser) a set of Financial Statements for each Fund. For purposes of this Fund Accounting Addendum, “Financial Statements” include the following: (A) Statement of Assets and Liabilities; (B) Statement of Operations; (C) Statement of Changes in Net Assets; (D) Security Purchases and Sales Journals; (E) Trial Balance; and (F) Fund Holdings Reports.

2.2.	Other Information. Provide accounting information for the following:

(A)	federal and state income tax returns and federal excise tax returns;

(B)	the Trust’s quarterly and semiannual reports with the SEC on Form N-Q, Form N-SAR and Form N-CSR;

(C)	registration statements on Form N-1A and other filings relating to the registration of shares;

(D)	Ultimus’ monitoring of the Trust’s status as a regulated investment company under Subchapter M of the Internal Revenue Code, as amended (the “Internal Revenue Code”);

(E)	annual audit by the Trust’s independent accountants; and

Sub-Fund Accounting Addendum	Page 2 of 4

Dated May 31, 2016

(F)	examinations performed by the SEC or other regulatory body.

2.3.	Other Services. As appropriate, Ultimus will compute the Trust’s yields, total return, expense ratios, and portfolio turnover rate, and any other financial ratios required by regulatory filings or reasonably requested by the Administrator.

3.	Special Reports and Services

3.1.	Ultimus may provide additional special reports upon the request of the Administrator or a Funds’ investment adviser, which may result in an additional charge, the amount of which shall be agreed upon by the parties prior to the reports being made available. Ultimus will build and provide at no cost all existing data feeds and reporting currently received by the Administrator from its current service providers, as well as other reasonable requests by the Administrator at the time of the conversion.

3.2.	Ultimus may provide such other similar services with respect to a Fund as may be reasonably requested by the Administrator, which may result in an additional charge, the amount of which shall be agreed upon between the parties prior to such services being provided.

3.3.	For special cases, the parties hereto may amend the procedures or services set forth in this Agreement as may be appropriate or practical under the circumstances, and Ultimus may conclusively assume that any special procedure or service which has been approved by the Trust does not conflict with or violate any requirements of its Agreement and Declaration of Trust or then current prospectuses, or any rule, regulation or requirement of any regulatory body.

4.	Tax Matters

Ultimus does not provide tax advice. Nothing in the Master Services Agreement or this Fund Accounting Addendum shall be construed or have the effect of rendering tax advice. It is important that the Administrator or the Trust consult a professional tax advisor regarding its individual tax situation.

5.	Waiver

Ultimus agrees to waive fees in 2016, not to exceed $33,000, in an amount equal to the amount of fees or expenses that Administrator pays to the Funds’ predecessor service provider to transition services from such predecessor service provider to Ultimus.

6.	Control Reports

Ultimus shall provide Administrator with a copy of Ultimus’ annual SOC 1 report for Fund Accounting and Administration. Should Ultimus fail to provide such report to Administrator, Ultimus will reimburse expenses up to $50,000 necessary to cover costs incurred by Trust’s auditor in performing additional control testing.

Signatures are located on the next page.

Sub-Fund Accounting Addendum	Page 3 of 4

Dated May 31, 2016

The parties duly executed this Sub-Fund Accounting Addendum as of May 31, 2016.

Diamond Hill Capital Management, Inc. On behalf of all Funds listed on Schedule A to the Master Services Agreement		Ultimus Fund Solutions, LLC

By:	/s/ Thomas E. Line	By:	/s/ Gary R. Tenkman
Name:	Thomas E. Line	Name:	Gary R. Tenkman
Title:	Chief Financial Officer	Title:	Managing Director, Chief Operating Officer

Sub-Fund Accounting Addendum	Page 4 of 4

Dated May 31, 2016

Sub-Fund Administration Addendum

For

Diamond Hill Capital Management, Inc.

This Addendum, dated May 31, 2016, is between Diamond Hill Capital Management, Inc. (the “Administrator”), on behalf of the Funds listed in Scheduled A to the Master Services Agreement, and Ultimus Fund Solutions, LLC (“Ultimus”).

Sub-Fund Administration Services

1.	Regulatory Reporting

Ultimus shall provide the Trust with regulatory reporting services, including:

1.1.	prepare, in consultation with Trust counsel, and supervise the filing of annual updates to prospectuses and statements of additional information in the Trust’s registration statements;

1.2.	prepare and file with the SEC (i) the reports for the Trust on Forms N-CSR, N-Q and N-SAR, (ii)Form N-PX, and (iii) all required notices pursuant to Rule 24f-2 under the 1940 Act;

1.3.	prepare and file with the SEC the reports for the Trust on Forms N-CEN and N-PORT should those forms become required during the term of the Master Services Agreement.

1.4.	prepare such reports, notice filing forms and other documents (including reports regarding the sale and redemption of shares of the Trust as may be required in order to comply with federal and state securities law) as may be necessary or desirable to make notice filings relating to the Trust’s shares with state securities authorities, monitor the sale of Trust shares for compliance with state securities laws, and file with the appropriate state securities authorities compliance filings as may be necessary or convenient to enable the Trust to make a continuous offering of its shares; and

1.5.	cooperate with, and take all reasonable actions in the performance of its duties under this Agreement, to ensure that the necessary information is made available to the SEC or any other regulatory authority in connection with any regulatory audit of the Trust or any Fund.

2.	Shareholder Communications

Ultimus shall develop and prepare, with the assistance of the Trust’s investment adviser(s) and other service providers, communications to shareholders, including the annual and semiannual reports to shareholders, coordinate the printing and mailing of prospectuses, notices and other reports to Trust shareholders.

3.	Corporate Governance

Ultimus shall provide the following services to the Trust and its Funds:

3.1.	provide individuals reasonably acceptable to the Trust’s Board of Trustees (the “Board”) to serve as officers of the Trust, who will be responsible for the management of certain of the Trust’s affairs as determined and under supervision by the Board;

3.2.	coordinate the acquisition of and maintain fidelity bonds and directors and officers/errors and omissions insurance policies for the Trust in accordance with the requirements of the 1940 Act and as such bonds and policies are approved by the Board; and

3.3.	coordinate meetings of, prepare materials for, attend, and write minutes of the Board’s quarterly meetings.

4.	Other Services

Ultimus shall provide all necessary office space, equipment, personnel, and facilities for handling the affairs of the Trust; and shall provide such other services as the Administrator may reasonably request that Ultimus perform consistent with its obligations under the Master Services Agreement and this Fund Administration Addendum:

4.1.	administer contracts on behalf of the Trust with, among others, the Trust’s investment adviser(s), distributor, custodian, transfer agent and fund accountant;

4.2.	assist the Trust, each Fund’s investment adviser(s) and the Trust’s Chief Compliance Officer in monitoring the Trust and its Funds for compliance with applicable limitations as imposed by the 1940 Act and the rules and regulations thereunder or set forth in the Trust’s or any Fund’s then current prospectus or statement of additional information;

4.3.	perform all reasonable and customary administrative services and functions of the Trust to the extent such administrative services and functions are not provided to the Trust by other agents of the Trust;

4.4.	furnish advice and recommendations with respect to other aspects of the business and affairs of the Trust, as the Administrator and Ultimus shall determine desirable;

4.5.	prepare and maintain the Trust’s operating budget to determine proper expense accruals to be charged to each Fund in order to calculate its daily net asset value;

4.6.	prepare, or cause to be prepared, expense and financial reports, including Fund budgets, expense reports, pro-forma financial statements, expense and profit/loss projections and fee waiver/expense reimbursement projections on a periodic basis;

4.7.	assist the Trust’s independent public accountants with the preparation and filing of the Trust’s tax returns, Form W-2P, and Form 5498 to appropriate shareholders, with copies to the Internal Revenue Service. Ultimus will also research and calculate the qualified dividend rate for income and short term capital gain distributions and produce supplemental tax information letters for each Fund;

4.8.	advise the Trust and its Board on matters concerning the Trust and its affairs including making recommendations regarding dividends and distributions;

4.9.	respond to surveys from industry publications and ensure consistency;

4.10.	prepare monthly/quarterly portfolio statistics for reporting and marketing;

4.11.	provide financial materials for Board and management meetings;

4.12.	administer all disbursements for a Fund; and

4.13.	upon request, assist each Fund in the evaluation and selection of other service providers, such as independent public accountants, printers and EDGAR providers.

For special cases, the parties hereto may amend the procedures or services set forth in this Agreement as may be appropriate or practical under the circumstances, and Ultimus may conclusively assume that any special procedure or service which has been approved by the Trust does not conflict with or violate any requirements of its Agreement and Declaration of Trust or then current prospectuses, or any rule, regulation or requirement of any regulatory body.

Sub-Fund Administration Addendum	Page 2 of 3

Dated May 31, 2016

5.	Tax Matters

Ultimus does not provide tax advice. Nothing in the Master Services Agreement or this Fund Administration Addendum shall be construed or have the effect of rendering tax advice. It is important that the Trust or a Fund consult a professional tax advisor regarding its individual tax situation.

6.	Legal Representation

Notwithstanding any provision of the Master Services Agreement or this Fund Administration Addendum to the contrary, Ultimus will not be obligated to provide legal representation to the Trust or any Fund, including by attorneys that are employees of Ultimus. The Administrator acknowledges that in-house Ultimus attorneys exclusively represent Ultimus and rely on outside counsel retained by the Trust to review all services provided by in-house Ultimus attorneys and to provide independent judgment on the Trust’s behalf. The Trust acknowledges that because no attorney-client relationship exists between in-house Ultimus attorneys and the Trust, any information provided to Ultimus attorneys may not be privileged and may be subject to compulsory disclosure under certain circumstances. Ultimus represents that it will maintain the confidentiality of information disclosed to its in-house attorneys on a best efforts basis.

7.	Review of IT Security

Ultimus shall conduct an annual independent review of its IT security and allow the Administrator to review both the results of the annual independent review and the Agreed Upon Procedures (“AUPs”) being performed. Ultimus will respond to any findings or recommendations from the independent review and provide that response to the Administrator.

The parties duly executed this Sub-Fund Administration Addendum as of May 31, 2016.

Diamond Hill Capital Management, Inc.		Ultimus Fund Solutions, LLC
On behalf of all Funds listed on Schedule A to the Master Services Agreement

By:	/s/ Thomas E. Line	By:	/s/ Gary R. Tenkman
Name:	Thomas E. Line	Name:	Gary R. Tenkman
Title:	Chief Financial Officer	Title:	Managing Director, Chief Operating Officer

Sub-Fund Administration Addendum	Page 3 of 3

Dated May 31, 2016

Sub-Transfer Agent and Shareholder Services Addendum

For

Diamond Hill Capital Management, Inc.

This Addendum, dated May 31, 2016, is between Diamond Hill Capital Management, Inc. (the “Administrator”), on behalf of the Funds listed on Schedule A to the Master Services Agreement, dated May 31, 2016, and Ultimus Fund Solutions, LLC (“Ultimus”).

Sub-Transfer Agent and Shareholder Services

1.	Shareholder Transactions

Ultimus shall provide the Trust with shareholder transaction services, including:

1.1.	process shareholder purchase, redemption, exchange, and transfer orders in accordance with conditions set forth in the applicable Fund’s prospectus(es) applying all soft close restrictions, investment minimums and applicable redemption or other miscellaneous fees;

1.2.	set up of account information, including address, account designations, dividend and capital gains options, taxpayer identification numbers, banking instructions, automatic investment plans, systematic withdrawal plans and cost basis disposition method,

1.3.	assist shareholders making changes to their account information included in 1.2;

1.4.	issue trade confirmations in compliance with Rule 10b-10 under the Securities Exchange Act of 1934, as amended (the “1934 Act”);

1.5.	issue quarterly statements for shareholders, interested parties, broker firms, branch offices and registered representatives;

1.6.	act as a service agent and process income dividend and capital gains distributions, including the purchase of new shares, through dividend reimbursement and appropriate application of backup withholding, non-resident alien withholding and Foreign Account Tax Compliance Act (“FATCA”) withholding;

1.7.	record the issuance of shares and maintain pursuant to Rule 17Ad-10(e) of the 1934 Act a record of the total number of shares of each Fund which are authorized, based upon data provided to it by the Administrator, and issued and outstanding;

1.8.	perform such services as are required to comply with Rules 17a-24 and 17Ad-17 of the 1934 Act (the “Lost Shareholder Rules”);

1.9.	provide cost basis reporting to shareholders on covered shares (shares purchased after 1/1/2012), as required;

1.10.	withholding taxes on non-resident alien accounts, pension accounts and in accordance with state requirements;

1.11.	produce, print, mail and file U.S. Treasury Department Forms 1099 and other appropriate forms required by federal authorities with respect to distributions for shareholders;

Sub-Transfer Agent and Shareholder Services Addendum	Page 1 of 5

Dated May 31, 2016

1.12.	administer and perform all other customary services of a transfer agent, including, but not limited to, answering routine customer inquiries regarding shares; and

1.13.	process all standing instruction orders (Automatic Investment Plans (“AIPs”) and Systematic Withdrawal Plan (“SWPs”)) including the debit of shareholder bank information for automatic purchases.

2.	Shareholder Information Services

Ultimus shall provide the Trust with shareholder information services, including:

2.1.	make information available to shareholder servicing unit and other remote access units regarding trade date, share price, current holdings, yields, and dividend information;

2.2.	produce detailed history of transactions through duplicate or special order statements upon request;

2.3.	provide mailing labels for distribution of financial reports, prospectuses, proxy statements or marketing material to current shareholders;

2.4.	provide a 24 hour voice-response system;

2.5.	make representatives available to answer the Funds’ toll free incoming phone line; and

2.6.	respond as appropriate to all inquiries and communications from shareholders relating to shareholder accounts.

3.	Compliance Reporting

3.1.	AML Reporting. Ultimus agrees to provide anti-money laundering services to the Trust’s direct shareholders and to operate the Trust’s customer identification program for these shareholders, in each case in accordance with the Trust’s anti-money laundering program and written procedures developed by Ultimus and adopted or approved by the Trust’s Board of Trustees (the “Board”) and with applicable law and regulations.

3.2.	Regulatory Reporting. Ultimus agrees to provide reports to the federal and applicable state authorities, including the SEC, and to the Funds’ Auditors. Applicable state authorities are those governmental agencies located in states in which the Fund is registered to sell shares.

3.3.	IRS Reporting. Ultimus will prepare and distribute appropriate Internal Revenue Service (“IRS”) forms for shareholder income and capital gains (including the calculation of qualified income), sale of fund shares, distributions from retirement accounts and education savings accounts, fair market value reporting on IRAs, contributions, rollovers and conversions to IRAs and education savings accounts and required minimum distribution notifications and issue tax withholding reports to the IRS.

3.4.	Market Timing Reports. Ultimus will provide quarterly market timing reports for each Fund.

3.5.	Pay-to-Play Reports. Ultimus will provide quarterly reporting for Fund accounts subject to pay-to-play rules.

3.6.	As-of Trading Policy. Ultimus acknowledges receipt of a copy of Trust’s policy related to the acceptance of trades for prior day processing (the “As-of Trading Policy”). Ultimus is deemed to

Sub-Transfer Agent and Shareholder Services Addendum	Page 2 of 5

Dated May 31, 2016

be an affiliated transfer agent for purposes of the As-of Trading Policy. Ultimus will apply the provisions of the As-of Trading Policy, including but not limited to monitoring, billing and collecting.

4.	Dealer/Load Processing

For each fund with a share class that charges a sales load (either front-end or back-end), Ultimus will:

4.1.	provide reports for tracking rights of accumulation and purchases made under a Letter of Intent;

4.2.	account for separation of shareholder investments from transaction sale charges for purchase of Fund shares;

4.3.	calculate fees due under Rule 12b-1 plans for distribution and marketing expenses;

4.4.	track sales and commission statistics by dealer and provide for payment of commissions on direct shareholder purchases; and

4.5.	applying appropriate Front End Sales Load (“FESL”) breakpoint and Contingent Deferred Sales Charges (“CDSCs”) automatically during trade processing.

5.	Shareholder Account Maintenance

For each direct shareholder account, Ultimus agrees to perform the following services:

5.1.	maintain all shareholder records for each account in each Fund;

5.2.	as dividend disbursing agent, on or before the payment date of any dividend or distribution, notify the Funds’ custodian of the estimated amount of cash required to pay such dividend or distribution; prepare and distribute to shareholders any funds to which they are entitled by reason of any dividend or distribution and in the case of shareholders entitled to receive additional shares of the Fund by reason of any such dividend or distribution, make appropriate credit to their respective accounts and prepare and mail to such shareholders a confirmation statement with respect to such shares;

5.3.	issue customer statements on a scheduled cycle, and provide duplicate second and third party copies if required;

5.4.	record shareholder account information changes; and

5.5.	maintain account documentation files for each shareholder.

6.	Other Services

6.1.	Ultimus shall perform other services for the Trust that are mutually agreed upon in a writing signed by the parties for mutually agreed fees, if any, and all out-of-pocket expenses incurred by Ultimus; provided, however that the Administrator may retain third parties to perform such other services. These services may include performing internal audit examination; mailing the annual reports of the Funds; preparing an annual list of shareholders; and mailing notices of shareholders’ meetings, proxies, and proxy statements.

6.2.

For special cases, the parties hereto may amend the procedures or services set forth in this Agreement as may be appropriate or practical under the circumstances, and Ultimus may conclusively assume that any special procedure or service which has been approved by the

Sub-Transfer Agent and Shareholder Services Addendum	Page 3 of 5

Dated May 31, 2016

Administrator does not conflict with or violate any requirements of its Agreement and Declaration of Administrator or then current prospectuses, or any rule, regulation or requirement of any regulatory body.

6.3.	Blue Sky Services

(A)	Prepare such reports, applications and documents (including reports regarding the sale and redemption of shares in the Funds as required in order to comply with Federal and state securities laws) to register the shares of the Funds (“Shares”) with state securities authorities, monitor the sale of Shares for compliance with state securities laws, and file with the appropriate state securities authorities the registration statements and reports for the Funds and the Shares and all amendments thereto, to register and keep effective the registration of the Funds and the Shares with state securities authorities to enable the Funds to make a continuous offering of their Shares pursuant to Ultimus’ state registration, renewal and sales reporting Rule 38a-1 Compliance Procedures, which shall be made available to the Administrator upon request.

(B)	After receipt of funds from the Administrator, make payments on behalf of the Funds for all filing fees.

(C)	Coordinate and address all blue sky inquiries from states.

(D)	Exemption Services

Ultimus shall use its best efforts in performing the following duties:

1)	Identify the Funds that qualify for exemptions from the obligation to pay registration fees under one or more states’ securities laws in connection with purchases of Fund shares by existing shareholders (the “Existing Exemption”), and avail such Funds of the Existing Exemptions in states where the applicable state securities law registration fees are based on sales of fund shares.

2)	Review and research shareholder records using social codes in order to identify shareholders of the Funds (i) engaging in activities incurring state securities law registration fees in states in which there is no cap for such fees and (ii) who may be of the type who qualify for exemptions on the part of the Funds from the obligation to pay such registration fees under one or more states’ securities laws (the “Institutional Exemption”).

6.4.	Profile II Services. Ultimus will populate the Mutual Fund Profile II database (“Profile II”) of the National Securities Clearing Corporation (“NSCC”) with the appropriate data for the pertinent record types with respect to the Funds. Ultimus will obtain the information set forth above from Ultimus’ internal records, Fund prospectuses and other Fund documents, and third parties that provide services to the Funds or to Ultimus. Ultimus will use all commercially reasonable efforts to ensure that such information is accurate and updated on a timely basis, but Ultimus cannot guarantee that such information will be accurate or timely updated.

6.5.	System Access and Reporting

(A)	Ultimus will build and provide at no cost all existing data feeds and reporting currently received by the Administrator from its current service providers, as well as other reasonable requests from the Administrator at the time of the conversion.

Sub-Transfer Agent and Shareholder Services Addendum	Page 4 of 5

Dated May 31, 2016

(B)	Additionally, Ultimus will provide Administrator with on-line access to shareholder information, including transactions, account balances, statements, and other information.

7.	National Securities Clearing Corporation Processing

Ultimus will:

7.1.	process accounts through Networking and the purchase, redemption, transfer and exchange of shares in such accounts through Fund/SERV (Networking and Fund/SERV being programs operated by the National Securities Clearing Corporation (the “NSCC”) on behalf of NSCC’s participants, including the Trust), in accordance with, instructions transmitted to and received by Ultimus by transmission from NSCC on behalf of broker-dealers and banks which have been established by, or in accordance with the instructions of authorized persons, as hereinafter defined on the dealer file maintained by Ultimus;

7.2.	make representatives available to respond to dealer questions;

7.3.	issue instructions to each Fund’s custodian for the settlement of transactions between the Fund and NSCC (acting on behalf of its broker-dealer and bank participants);

7.4.	provide account and transaction information from the affected Trust’s records on an appropriate computer system in accordance with NSCC’s Networking and Fund/SERV rules for those broker-dealers; and

7.5.	maintain shareholder accounts through Networking.

8.	Tax Matters

Ultimus does not provide tax advice. Nothing in the Master Services Agreement or this Transfer Agent and Shareholder Services Addendum shall be construed or have the effect of rendering tax advice. It is important that the Trust or a Fund consult a professional tax advisor regarding its individual tax situation.

9.	Control Reports

Ultimus shall provide Administrator with a copy of Ultimus’ annual SOC 1 report for Transfer Agency. Should Ultimus fail to provide such report to Administrator, Ultimus will reimburse expenses up to $50,000 necessary to cover costs incurred by Fund’s auditor in performing additional control testing.

The parties duly executed this Sub-Transfer Agent and Shareholder Services Addendum as of May 31, 2016.

Diamond Hill Capital Management, Inc. On behalf of all Funds listed on Schedule A to the Master Services Agreement		Ultimus Fund Solutions, LLC

By:	/s/ Thomas E. Line	By:	/s/ Gary R. Tenkman
Name:	Thomas E. Line	Name:	Gary R. Tenkman
Title:	Chief Financial Officer	Title:	Managing Director, Chief Operating Officer

Sub-Transfer Agent and Shareholder Services Addendum	Page 5 of 5

Dated May 31, 2016